CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 1, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-44004) of Dreyfus Growth and Income Fund, Inc.



                                          ERNST & YOUNG LLP

New York, New York
February 16, 2000